Exhibit 10.42

Execution Version

CONSENT

December 29, 2025

This CONSENT (this “Consent”) is entered into as of the date first set forth above by ClearPoint Neuro, Inc., a Delaware corporation (“Issuer”), the Persons listed on the signature pages hereof under the heading “PURCHASERS” (each a “Purchaser” and, collectively, the “Purchasers”), and CALW SA LLC, a Delaware limited liability company (“Purchaser Agent”).

Reference is hereby made to the Note Purchase Agreement, dated as of May 12, 2025, as amended by that certain Consent and Amendment No. 1 to Note Purchase Agreement, dated as of November 5, 2025 (the “First Amendment”) (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Purchase Agreement”; and the Original Purchase Agreement, as modified by this Consent, the “Purchase Agreement”), by and among the Obligors, the Purchasers from time to time party thereto and the Purchaser Agent. Capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Purchase Agreement and the First Amendment. The Obligors, Purchasers and Purchaser Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to the First Amendment, the Purchasers consented to the Project Ignite Acquisition, subject to, among other conditions, that Target and each of its Subsidiaries (other than Excluded Foreign Subsidiaries) become an “Obligor” and “Guarantor” under the Note Documents;

WHEREAS, after giving effect to the Project Ignite Acquisition, IRRAS AB, a limited corporation organized under the laws of the Kingdom of Sweden (“SwedishCo”) will not qualify as an Excluded Subsidiary; and

WHEREAS, the Obligors, the Purchasers and Purchaser Agent desire to amend the Original Purchase Agreement as set forth herein, on the terms and subject to the conditions set forth herein in accordance with Section 13.5(a) of the Original Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

1.
Consent and Amendment.
1.1
Notwithstanding Section 6.11(a) of the Original Purchase Agreement and Section 5 of the First Amendment, solely during the period from the date hereof until the earlier of (i) the satisfaction of the Consent Conditions (as defined below), and (ii) January 15, 2026, the Obligors shall not be required to (a) cause SwedishCo to guarantee the Obligations of any Obligor under the Note Documents, (b) grant a continuing pledge and security interest in and to any of SwedishCo’s assets or (c) grant and pledge to Purchaser Agent, for the benefit of the Secured Parties, a perfected security interest under the laws of the Kingdom of Sweden in the Shares of SwedishCo.
1.2
Notwithstanding Section 6.11(a) of the Original Purchase Agreement and Section 5 of the First Amendment, no later than January 15, 2026, Issuer shall cause SwedishCo to comply with the following conditions:
a)
distribute or sell all of its Equity Interests in IRRAS USA, Inc. to either Issuer or a direct, wholly owned Subsidiary of Issuer that is an Obligor and that is not a Foreign Subsidiary; provided that the sole consideration for any such distribution, sale or transfer shall consist of an intercompany note (the “IRRAS Note”) that (x) matures no earlier than, and does not require or provide for any amortization or other payments prior to, 181 days following the Maturity Date, and (y) is subordinated to the Obligations or the Guaranteed Obligations, as the case may be, on terms satisfactory to the Purchaser Agent in its reasonable discretion; provided further that the IRRAS Note shall be excluded in any determination as to whether IRRAS AB qualifies as either an Immaterial Foreign Subsidiary or an Excluded Subsidiary; provided further that, for the avoidance of doubt, if the IRRAS Note is at any time distributed, assigned or otherwise transferred to the maker thereof (or any United States Subsidiary thereof), such IRRAS Note may be cancelled, and

b)
take such other actions so as to qualify as an “Immaterial Foreign Subsidiary” (clauses (a) and (b) collectively, the “Consent Conditions”).
1.3
Notwithstanding Sections 6.6 or 7.6 of the Original Purchase Agreement, the Obligors shall cause the amount of Cash and Cash Equivalents held by SwedishCo and any of its Subsidiaries (other than IRRAS USA, Inc.) to not exceed $250,000 at any time.
2.
Release of Claims.
2.1
Issuer hereby absolutely and unconditionally releases and forever discharges Purchaser Agent and each Purchaser, and any and all parent corporations, subsidiary corporations, affiliated corporations, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which Issuer has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Consent, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Issuer understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Issuer agrees that no fact, event, circumstance, evidence or Note Document which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.
2.2
Issuer hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Issuer pursuant to Section 2.1 above. If Issuer violates the foregoing covenant, Issuer for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all Reimbursable Expenses incurred by any Releasee as a result of such violation.
3.
General.
3.1
Issuer hereby (i) acknowledges and agrees that all of its obligations under the Purchase Agreement and each other Note Document and under any other document or instrument executed and delivered or furnished in connection with such Note Documents are reaffirmed and remain in full force and effect on a continuous basis, including, for the avoidance of doubt, after giving effect to this Consent, (ii) acknowledges, agrees and reaffirms that each Lien granted by it to Purchaser Agent under the Note Documents for the ratable benefit of the Purchasers is and shall remain in full force and effect after giving effect to this Consent,

(iii) agrees that the Obligations secured by the Note Document to which it is a party shall include all Obligations arising after giving effect to this Consent and (iv) agrees that the Guaranteed Obligations guaranteed by the Guaranty to which it is a party shall include all Obligations arising after giving effect to this Consent.

3.2
(i) The execution, delivery and effectiveness of this Consent shall not operate as a waiver of any rights, power or remedy of the Purchasers or Purchaser Agent under the Purchase Agreement or any other documents executed in connection with the Purchase Agreement or constitute a waiver of any provision of the Purchase Agreement or any other document executed in connection therewith including, without limitation, any Event of Default and

(ii) this Consent shall not by implication, course of dealing or otherwise limit, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in the Note Documents, in each case, except to the extent limited, modified, amended or affected by this Consent.

3.3
Except as expressly modified by this Consent, the terms and provisions of the Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms. In the event of any inconsistencies between the provisions of this Consent and the provisions of Purchase Agreement or any other Note Document, the provisions of this Consent shall govern and prevail. This Consent is a Note Document.
3.4
This Consent shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.
3.5
The provisions of Article X (Notices; Service of Process), Article XI (Choice of Law, Venue and Jury Trial Waiver), Section 13.4 (Severability of Provisions), Section 13.5 (Amendments in Writing; No Integration) and Section 13.6 (Counterparts; Effectiveness; Electronic Signature) of the Purchase Agreement are hereby incorporated by reference into this Consent, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

Docusign Envelope ID: 204B49BF-AFBC-429E-8D22-D7913C258382

IN WITNESS WHEREOF, the Parties have caused this Consent to be duly executed by their respective duly authorized officers as of the date first written above.

ISSUER:

CLEARPOINT NEURO, INC.

By: /s/ Danilo D'Alessandro

Name: Danilo D’Alessandro Title: Chief Financial Officer

Exhibit 10.42

[Signature Page to Consent]

PURCHASER AGENT: CALW SA LLC

By: /s/ David Dubinsky

Name: David Dubinsky Title: Authorized Signatory

PURCHASERS:

TPC INVESTMENTS III LP

By: /s/ David Dubinsky

Name: David Dubinsky Title: Authorized Signatory

Exhibit 10.42

[Signature Page to Consent]